UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2006

QUANEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5725	38-1872178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   713-961-4600

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 6, 2006, the Board of Directors of Quanex Corporation (the "Company"), acting upon the recommendation of its Nominating and Corporate Governance Committee, elected Joseph D. Rupp, age 56, to the Board of Directors of the Company, effective January 2, 2007. Mr. Rupp is currently the Chairman, President and Chief Executive Officer of Olin Corporation, a $2.4 billion NYSE-traded basic materials company concentrated in metals, chemicals and ammunition. He joined Olin in 1972 and was elected President and CEO in 2002. Mr. Rupp graduated from the University of Missouri at Rolla, where he earned a Bachelor of Science degree in Metallurgical Engineering. Mr. Rupp will serve on the Nominating & Corporate Governance Committee.

There is no arrangement or understanding between Mr. Rupp and any other person pursuant to which Mr. Rupp was selected as a director. Since November 1, 2005, Mr. Rupp has had no direct or indirect interest in any transaction or series of similar transactions contemplated by the language of Item 404(a) of Regulation S-K.

The foregoing is qualified by reference to the Press Release announcing Mr. Rupp's election as director, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated December 12, 2006

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX CORPORATION (Registrant)
December 12, 2006 (Date)	/s/ KEVIN P. DELANEY Kevin P. Delaney Senior Vice President – General Counsel and Secretary

Exhibit Index
99.1	Press release dated December 12, 2006